Exhibit 99.1

Theragenics Reports Fourth Quarter and Year-End 2012 Results

BUFORD, Ga.--(BUSINESS WIRE)--February 14, 2013--Theragenics Corporation® (NYSE: TGX), a medical device company serving the surgical products and prostate cancer treatment markets, today announced consolidated financial results for the fourth quarter and year ended December 31, 2012.

Consolidated Results

  Consolidated revenue
    $19.1 million in the fourth quarter, down 4% from 2011
    $82.6 million for the year, flat compared with 2011
  Earnings per share
    Loss of $0.01 in fourth quarter compared to earnings of $0.01 in 2011
    Earnings of $0.07 for 2012 compared to $0.09 in 2011
  Cash flow from operations of $13.2 million in 2012 compared to $6.1 million in 2011
  Adjusted EBITDA
    $2.0 million in fourth quarter compared to $2.6 million in 2011
    $12.6 million in 2012 compared to $13.5 million in 2011
  At December 31, 2012 cash, cash equivalents and marketable securities were $34.9 million and credit facility borrowings were $22.0 million, resulting in a net positive position of $12.9 million

Segment Results

  Revenue
    Surgical products
      $14.3 million in the fourth quarter, flat compared to 2011
      $59.9 million for the year, up 1% from 2011
    Brachytherapy
      $5.1 million for the quarter, down 12% from 2011
      $23.6 million for the year, down 2% from 2011
        Incremental revenue in the Brachytherapy segment from acquired Core customers was $793,000 in the fourth quarter and $3.6 million for the year
      Operating income
        Surgical products
          Loss from operations of $334,000 in the fourth quarter compared to a loss of $480,000 in 2011
          Operating income of $696,000 for the year compared to $607,000 in 2011
        Brachytherapy
          Operating income of $89,000 in fourth quarter, compared to $1.1 million in 2011
          Operating income of $3.1 million for the year compared to $4.9 million in 2011

Comments

“The momentum from our first half of 2012 was erased in the second half of 2012,” stated M. Christine Jacobs, Chairman and CEO. “We faced sector-wide anemic growth and continuing customer uncertainty resulting in soft demand across all of our business units. Every strategic accomplishment of 2012 was masked by soft demand and the high fixed cost components of our operations.”

Ms. Jacobs continued, “Our surgical products division held its own against last year’s sales performance with 1% sales growth. Our brachytherapy segment experienced a dramatic adverse impact from the U.S. Preventive Services Task Force recommendation in May 2012 against routine PSA screenings for healthy men. Media coverage was widespread and affected every prostate cancer treatment option including brachytherapy. The effect of this announcement has been on-going.”

Ms. Jacobs noted, “Despite these negative forces, we accomplished several strategic initiatives aimed at positioning the Company for economic recovery:

  We acquired a new customer base in our February 2012 Core transaction. This brought us revenue and profit we would not otherwise have garnered,
  We entered into a loading services agreement with Oncura, a unit of GE Healthcare, a new type of arrangement for Theragenics to provide value added services for brachytherapy seeds manufactured by other suppliers, bringing us additional revenue and profit,
  We developed and introduced three new products in our surgical products segment, representing our most aggressive launch of new products since our diversification strategy began in 2005,
  We completed a modified Dutch Auction under which we repurchased $10 million of our common stock funded completely from cash on hand which provided additional liquidity for shareholders,
  We announced our long-term intention to outsource manufacturing of legacy products and components offshore to reduce our costs and keep us competitive,
  We renewed our credit facility, increasing our available credit and lowering our interest rate and,
  We completed our ERP implementation across all of our businesses, which we expect to provide us with additional efficiencies and reduced costs.”

Ms. Jacobs concluded, “Our outlook for the near term 2013 remains challenging. The medical device tax is now a certainty and makes for a significant hurdle, especially for the small device companies. We believe this tax presents a disproportionate challenge for smaller device companies like Theragenics as compared to our larger customers and competitors. However, our strategic accomplishments provide a solid foundation for future growth. Our intent is to continue to focus on organic growth, improving profitability, move toward outsourcing, develop new products, look for strategic tuck-ins, and maintain a balance sheet and cash position that gives us this flexibility. Lastly, we believe the medical device industry will recover at some point. We will experience sustainable long-term growth even in the face of punitive government actions, which will require that we maneuver to a ‘new norm’ post-Affordable Healthcare Act.”

Tables I and II to this press release contain condensed consolidated statements of operations and balance sheets. Segment information, including revenue and operating results by segment, is summarized in Table III. Table IV includes a reconciliation of GAAP reported net earnings to net earnings before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA). Table V includes a detail of our pre-tax charges for special items.

Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 877-407-4019 or 201-689-8337. This call is also being broadcast live over the Internet, and a recording will be available for one month on our website. To access the webcast, log on to www.theragenics.com and select “Company Presentations” under Investor Relations or follow this link: http://edge.media-server.com/m/p/bnysbgw9/lan/en. You also can access a phone replay of the call until midnight February 21, 2013 by dialing 877-660-6853 or 201-612-7415 and entering the conference ID 408014.

Theragenics Corporation (NYSE: TGX) operates two business segments: its surgical products business and its brachytherapy seed business. The surgical products business (www.cpmedical.com, www.galtmedical.com, www.needletech.com) manufactures and distributes wound closure, vascular access, and specialty needle products. Wound closure products include sutures, needles and other surgical products. Vascular access includes introducers, guidewires and related products. Specialty needles include coaxial, biopsy, spinal and disposable veress needles, access trocars, implanters, introducer products, and other needle-based products. The surgical products segment serves a number of markets and applications, including, among other areas, interventional cardiology, interventional radiology, vascular surgery, orthopedics, plastic surgery, dental surgery, urology, veterinary medicine, pain management, endoscopy, and spinal surgery. Theragenics’ brachytherapy business manufactures, markets and distributes “seeds” used primarily in the minimally invasive treatment of localized prostate cancer. The Company’s brachytherapy product line (www.theragenicsbrachy.com) includes its palladium-103 TheraSeed® device, its iodine-125 AgX100™ device and related services. The terms "Company," "we," "us," or "our" mean Theragenics Corporation and all entities included in our consolidated financial statements. For additional information, call our Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

This press release contains disclosure of earnings before interest, taxes, depreciation, amortization and share-based compensation (which we refer to as “Adjusted EBITDA”). We believe Adjusted EBITDA provides an additional and meaningful assessment of our ongoing results and performance. Because we have historically reported what we currently refer to as Adjusted EBITDA, we also believe that the inclusion of this non-GAAP measure provides consistency in our financial reporting and facilitates investors' understanding of our historical operating trends by providing an additional basis for comparisons to prior periods. In addition to measures such as net income and operating income as calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we utilize Adjusted EBITDA, among other things, 1) to establish financial and operational goals; 2) to monitor our actual performance in relation to our business plan and operating budgets; 3) to understand key trends; 4) to make operational decisions and allocate resources; and 5) as part of several components we consider in determining incentive compensation. We believe presentation of Adjusted EBITDA provides supplemental information that is helpful to an understanding of the operating results of our businesses and period-to-period comparisons of performance. However, we recognize that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. We compensate for these limitations by providing reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of non-GAAP measures from GAAP reported amounts, please refer to Table IV to this press release.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, statements regarding future growth, opportunities and investments, pipeline, incremental brachytherapy revenue growth, the expected effect of the Core asset acquisition on our results, and anticipated positive results in general. From time to time we may make other forward-looking statements relating to other matters, including without limitation, expected total purchase price of the Core asset acquisition, research and development plans, investments in our surgical products and brachytherapy businesses and capital expenditures. Actual results may differ materially due to a variety of factors, including, among other things, uncertainties related to the integration of acquired companies and assets into our organization, the timing and the ability to capitalize on opportunities for investment and growth within our surgical products business, ability to recognize value from areas of shared expertise, risks and uncertainties related to competition within the medical device industry, development and growth of new applications within the markets for wound closure, vascular access, specialty needle, brachytherapy and, more broadly, medical devices, competition from other companies within the wound closure, vascular access, specialty needle, brachytherapy and medical device markets, competition from other methods of treatment, new product development cycles (pipeline), effectiveness and execution of marketing and sales programs, changes in product pricing, changes in costs of materials used in production processes, changes in the ordering patterns of our customers, continued acceptance of and demand for our products by the markets in which we operate, introduction and/or availability of competitive products by others, potential changes in third-party reimbursement, including Medicare reimbursement as administered by the Centers for Medicare and Medicaid Services (CMS), implementation of new legislation by CMS, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, potential changes in applicable tax rates, legislative changes to healthcare markets and industries such as the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (including provisions such as the medical device tax which took effect January 1, 2013), uncertainties related to the credit and investment markets and other factors set forth from time to time in our filings with the Securities and Exchange Commission.

All forward looking statements and cautionary statements included in this document are made as of the date hereof based on information available to us as of the date hereof, and we assume no obligation to update any forward looking statement or cautionary statement.

TABLE I
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands except per share data)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Product sales	$18,430	$19,248	$80,008	$80,454
Licensing & fee income	674	631	2,551	2,276
Total revenue	19,104	19,879	82,559	82,730
Cost of sales	12,629	12,666	52,017	50,073
Gross profit	6,475	7,213	30,542	32,657
Operating expenses:
Selling, general & administrative	5,641	5,641	22,258	22,685
Amortization of purchased intangibles	848	699	3,374	2,793
Research & development	263	274	1,133	1,649
Other	7	30	10	34
	6,759	6,644	26,775	27,161
Operating income (loss)	(284)	569	3,767	5,496
Non-operating items:
Interest income	25	40	127	162
Interest expense	(147)	(168)	(629)	(697)
Other	1	1	9	5
	(121)	(127)	(493)	(530)
Earnings (loss) before income taxes	(405)	442	3,274	4,966
Income tax expense (benefit)	(82)	162	1,135	1,902
Net earnings (loss)	$(323)	$280	$2,139	$3,064
Earnings (loss) per share:
Basic	$(0.01)	$0.01	$0.07	$0.09
Diluted	$(0.01)	$0.01	$0.07	$0.09
Weighted average shares:
Basic	28,937	33,455	31,458	33,414
Diluted	28,937	33,793	32,173	33,820

TABLE II
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

Assets	December 31, 2012	December 31, 2011
Cash, cash equivalents & marketable securities	$34,908	$41,178
Trade accounts receivable	8,946	11,375
Inventories, net	15,382	15,771
Deferred income tax asset – current	1,008	2,028
Refundable income taxes	290	401
Prepaid expenses & other current assets	1,014	985
Total current assets	61,548	71,738
Property & equipment, net	32,370	34,519
Intangible assets	11,020	9,459
Deferred income tax asset – non current	717	-
Other long-term assets	70	102
Total assets	$105,725	$115,818

Liabilities & Shareholders’ Equity
Accounts payable & accrued expenses	$5,571	$5,781
Short-term borrowings	-	23,667
Total current liabilities	5,571	29,448

Long-term debt	22,000	-
Deferred income tax liability	-	1,043
Other long-term liabilities	1,227	1,205
Total long-term liabilities	23,227	2,248

Shareholders’ equity	76,927	84,122
Total liabilities & shareholders’ equity	$105,725	$115,818

TABLE III
THERAGENICS CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (Unaudited)
(In thousands)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue
Surgical products	$14,271	$14,267	$59,933	$ 59,409
Brachytherapy seed	5,121	5,793	23,597	24,077
	19,392	20,060	83,530	83,486
Intersegment eliminations	(288)	(181)	(971)	(756)
Consolidated	$19,104	$19,879	$82,559	$ 82,730

	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Operating income (loss)
Surgical products	$(334)	$(480)	$696	$607
Brachytherapy seed	89	1,084	3,122	4,923
	(245)	604	3,818	5,530
Intersegment eliminations	(39)	(35)	(51)	(34)
Consolidated	$(284)	$569	$3,767	$5,496

TABLE IV
THERAGENICS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND SHARE-BASED COMPENSATION (ADJUSTED EBITDA)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net earnings (loss), US GAAP	$(323)	$280	$2,139	$3,064
Income tax expense (benefit)	(82)	162	1,135	1,902
Interest income	(25)	(40)	(127)	(162)
Interest expense	147	168	629	697
Other non-operating income/expense	(1)	(1)	(9)	(5)
Operating income (loss)	(284)	569	3,767	5,496
Depreciation and amortization	1,999	1,821	7,892	7,225
Share-based compensation	254	199	939	759
Adjusted EBITDA(a)	$1,969	$2,589	$12,598	$13,480
(a)	Represents a non-GAAP financial measure. See page 4 of this press release for information on non-GAAP financial measures. The Company currently refers to earnings before interest, taxes, depreciation, amortization and share-based compensation as “Adjusted EBITDA.”

TABLE V
THERAGENICS CORPORATION AND SUBSIDIARIES
PRE-TAX CHARGES FOR SPECIAL ITEMS (Unaudited)
(In thousands)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Surgical Products Segment
Core receivables[1]	-	-	-	$-
Acquisition proposal expenses[2]	-	-	-	218
	-	-	-	$218

Brachytherapy Segment
Core receivables[1]	-	-	-	$215
Acquisition proposal expenses[2]	-	-	-	89
	-	-	-	$304

Consolidated
Core receivables[1]	-	-	-	$215
Acquisition proposal expenses[2]	-	-	-	307
	-	-	-	$522
[1]	Charges for accounts receivable from Core Oncology under our prior distribution agreement for which we believed collection was doubtful.
[2]	Represents expenses associated with consideration of and response to unsolicited acquisition proposal.

CONTACT:
Theragenics Corporation
Frank Tarallo, CFO & Treasurer or Lisa Rassel, Manager of Investor Relations
800-998-8479 - 770-271-0233
www.theragenics.com